Exhibit 10.25

Terms & Conditions of Employment

for

Executive Officer

Name of Employer:

PB Commodities Pte Ltd (“the Company”)

Registered Address of Employer:

150 Orchard Road

Orchard Plaza, 08-02

Singapore, 238841

Name of Executive:

Rodney Rootsaert (“the Executive”)

Address of Executive:

Flat 2, 1 Hainthorpe Road

West Norwood, SE27 0PL

United Kingdom

The Agreement:

It is agreed that the Company will employ the Executive, and the Executive will work for the Company, on the following terms and conditions:

Introduction

1.1

This agreement (the “Agreement”) sets out the terms and conditions of employment between the Company and the Executive as of 01 September 2010.

1.2

This Agreement contains the entire understanding between the Company and the Executive relating to employment and supersedes all previous offer letters, Terms and Conditions of Employment or other relevant documents (which shall be deemed to have been terminated by mutual consent).

Definitions and Interpretation

2.1

References to clauses and Parties are respectively to clauses of and the Parties to this Agreement.

2.2

Unless otherwise stated the following definitions shall apply in this Agreement and to the Schedules, if any, attached hereto:

“Appointment”	The employment of the Executive by the Company on the terms of this agreement.
“Board”	The main Board of Directors for the time being of the Company and includes any committee of the Board duly appointed by it.
“Commencement Date”	01 September 2010
“Normal Working Hours”	Such time as is required to satisfactorily perform your duties on Working Days subject to the satisfaction of the board and as governed by Clause 6

Job Title

3.1

From the Commencement Date the Executive will be deemed to be employed by the Company to act as the Executive Officer. The termination of this contract of employment will be governed by the provisions contained in Clause 10.

Period of Employment

4.1

The Appointment shall be deemed to have commenced on the Commencement Date and, unless terminated earlier under Clause 10, will continue for an initial period of 12 months and, unless otherwise terminated in accordance with the terms of this Agreement , shall automatically be extended for a period of 12 months on the anniversary of each date on which it would otherwise have expired unless earlier termination provisions contained within this Agreement apply.

4.2

Notwithstanding the fact that the Appointment is for an initial term of one year, the Company or Executive may terminate this agreement by giving to the Company or Executive not less than 6 months’ notice in writing. Thereafter, the Executive may terminate this agreement by giving to the Company not less than 3 months’ notice in writing and/or the Company may terminate this Agreement by giving the Executive not less than 6 months notice

4.3

The Company reserves the right in its absolute discretion to elect to terminate the Appointment with immediate effect by paying to the Executive a sum equivalent to the fixed salary for the remainder of the duration of the Appointment (as may have been extended in accordance with clause 4.1).

4.4

If during the Appointment the Executive shall be removed from his office as a director of the Company pursuant to any power given to the Board or to the members of the Company by law or by the Articles of Association of the Company, or if he shall retire from his office as a director of the Company by rotation and shall not be re-elected, such event shall be deemed not to be a breach of this Agreement, and the job title of the Executive shall be altered appropriately.

Duties

5.1

During the term of the Appointment, the Executive shall have (in addition to his implied duty of fidelity and his duties as a director at law) the following duties and obligations:

a)

at all times to use all reasonable endeavours to promote the interests and welfare and maintain the goodwill of the Company and not to do and to exercise all reasonable endeavours to prevent there being done anything which may be prejudicial or detrimental to the Company;

b)

to faithfully and diligently to perform his duties and to exercise and carry out such powers and functions as may from time to time be vested in him by or under the authority of the Board;

c)

to accept such appointment as the Board may require, on such terms as may be determined by the Board and notified to the Executive from time to time; and

d)

to comply with the provisions required of him at law.

Place and Hours of Work

6.1

The Executive’s normal place of work shall be the Company’s offices in Singapore or as otherwise directed by the Board.

6.2

The hours of work of the Executive are not fixed but are such normal working hours of the Company and such additional hours as may be necessary to enable him properly to discharge his duties.

Remuneration

7.1

The Company shall pay US$6,000 per month (the “Fees”) to the bank or building society account nominated by the Executive.

7.2

The Company will not be responsible for the deduction of income tax and national insurance or similar contributions in respect of your Fees or expenses payable as a result of your appointment.

Expenses

8.1

The Company shall reimburse (or procure the reimbursement of) all reasonable travel, accommodation and other expenses properly incurred by the Executive in the performance of his duties, subject to production of receipts or other appropriate evidence of payment.

Relocation Expenses

9.1

Subject to production of receipts or other appropriate evidence of payment, the Company shall reimburse the Executive in respect of costs incurred by him in relocating to Singapore or such other location(s) as otherwise directed by the Board.

Termination

10.1

The Company may at any time terminate the Appointment with immediate effect without notice or payment in lieu of notice (or by such longer period of notice as the Company shall see fit) by giving the Executive written notice of any of the following events:

a)

if the Executive at the time the notice is given is prevented by reason of ill-health or accident or other incapacity from properly performing his duties and has been so prevented (whether by that or another reason) for at least a continuous period of 180 days or for an aggregate period of at least 180 days (whether or not, in either case, working days) in the preceding 12 months; or

b)

if the Executive shall have:

(i)

committed any material breach or non-observance or, after having been given warning in writing, any repeated or continued breach or non-observance of any of his duties or any of his express or implied obligations arising from the Appointment otherwise as a director of the Company including refusing to comply with any instructions given to him by the Board;

(ii)

been guilty of conduct or permitted or suffered events tending in the opinion of the Board to bring himself or the Company into disrepute whether or not such conduct or events took place during the Appointment, or are in any way connected to the Appointment;

(iii)

become prevented by an applicable law or regulation from continuing as a director of the Company or performing any of his duties;

(iv)

resigned or otherwise ceased to be a director of the Company by reason of his own action or default without the prior written consent of the Board;

(v)

committed any act of fraud or dishonesty (whether or not connected with the Appointment) or committed any act which, in the reasonable opinion of the Board, adversely affects his ability to carry out his duties properly;

(vi)

declared personal bankruptcy or claimed protection from creditors due to personal insolvency;

(vii)

been convicted of a criminal offence (excluding an offence under road traffic legislation in respect of which he is not sentenced to a term of imprisonment, whether immediate or suspended);or

(viii)

become of unsound mind as defined by relevant health act .

Obligations on the termination of the Appointment

11.1

Upon the termination of this Appointment (for whatever reason and howsoever arising) the Executive:

a)

shall not remove, conceal or destroy, but shall immediately deliver up to the Company:

(i)

all Documents;

(ii)

any other property belonging to the Company or any Group Company; and

(iii)

any Intellectual Property belonging to the Company or any of its clients or customers which may be in his possession or under his control and

b)

shall, if requested, certify in writing to the Company and provide evidence that he has complied with this clause 11.1a);

c)

shall immediately resign without claim for compensation from any office or offices held by him in the Company or any other company as representative or nominee of the Company or otherwise by virtue of the Appointment, and if he fails to do so within seven days of the Termination Date, the Company is irrevocably authorised by this Agreement to appoint any person in his name and on his behalf to sign and deliver such resignation or resignations to the Company or any other company as may be appropriate; and

d)

shall immediately repay all outstanding debts or loans due to the Company or any Group Company.

Notices

12.1

Notices by either party:

a)

must be in writing addressed:

(i)

to the Company at its registered office for the time being; and

(ii)

to the Executive at his place of work or at the address set out in this Agreement or such other address as the Executive may from time to time have notified to the Company for the purpose of this clause; and

b)

will be effectively served:

(i)

on the day of receipt, where any hand-delivered letter or a facsimile transmission is received on a business day before or during normal working hours;

(ii)

on the following business day, where any hand-delivered letter or facsimile transmission is received either on a business day after normal working hours or on any other day;

(iii)

on the second business day following the day of posting from within Singapore of any letter sent by prepaid mail; or

(iv)

on the fifth business day following the day of posting to an overseas address of any prepaid airmail letter.

General

13.1

Other than the statutory procedures, there are no Company disciplinary and/or grievance procedures applicable to this Appointment.  The Company will comply with all statutory obligations in this regard.  If the Executive has any grievance relating to the Appointment, he should apply in writing, to the Chairman of the Board.

13.2

This Agreement shall be construed in accordance with and governed by Singaporean law and the Parties agree to submit to the non-exclusive jurisdiction of the courts of SIngapore.

IN WITNESS whereof this Agreement has been duly signed on the date detailed below.

/s/ Cameron Reynolds

/s/ Rodney Rootsaert

Cameron Reynolds

Rodney Rootsaert

for and on behalf of

PB Commodities Pte Ltd

Dated: September 04, 2010